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                                   EXHIBIT 23


Consent of KPMG Peat Marwick LLP, the Corporation's independent auditors, to the incorporation by reference into the Corporation's Registration Statement on Form
               S-8, as amended, Registration No. 2-75137
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                         Independent Auditors' Consent


Board of Directors
Hudson General Corporation:


We consent to the incorporation by reference in the Registration Statement (No. 2-75137) on Form S-8 of Hudson General Corporation of our report dated August 16, 1996, except for note 7 which is as of September 5, 1996, relating to the consolidated balance sheets of Hudson General Corporation and subsidiaries as of June 30, 1996 and 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996 which report is incorporated by reference in the June 30, 1996 annual report on Form 10-K of Hudson General Corporation, our report dated September 5, 1996, relating to the financial statement schedule of Hudson General Corporation for each of the years in the three-year period ended June 30, 1996, our report dated August 16, 1996, except for note 6, which is as of September 5, 1996, relating to the consolidated balance sheet of Hudson General LLC and subsidiaries as of June 30, 1996 and the related consolidated statements of earnings, members' equity and cash flows and related financial statement schedule for the period June 1 (inception) to June 30, 1996, and our report dated August 16, 1996 relating to the consolidated balance sheets of Kohala Joint Venture and subsidiary as of June 30, 1996 and 1995 and the related consolidated statements of operations and partners' deficit, and cash flows and related financial statement schedule for each of the years in the three-year period ended June 30, 1996 which reports appear in the June 30, 1996 annual report on Form 10-K of Hudson General Corporation.

Our report relating to the consolidated financial statements of Hudson General Corporation refers to a change in the method of accounting for income taxes.


                                           KPMG PEAT MARWICK LLP


Jericho, New York
September 24, 1996